UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

the Securities Act of 1933

FASTENAL COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	41-0948415
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2001 Theurer Boulevard Winona, Minnesota 55987-1500
(Address of Principal Executive Office and Zip Code)

Fastenal Company and Subsidiaries 401(k) and Employee Stock Ownership Plan

(Full title of the plan)

Daniel L. Florness

Executive Vice-President, Chief Financial Officer and Treasurer

Fastenal Company

2001 Theurer Boulevard

Winona, Minnesota 55987-1500

(Name and address of agent for service)

copy to:

Jennifer Mewaldt

Faegre & Benson LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402-3901

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $.01 per share(3)	1,500,000 shares	$32.395	$48,592,500	$5,641.59

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of Common Stock of the Registrant.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based on the average of the high and low sales prices per share of the Registrant’s Common Stock as reported on the Nasdaq Stock Market on August 15, 2011.
(3)	Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,500,000 shares of the Registrant’s Common Stock to be issued pursuant to the Fastenal Company and Subsidiaries 401(k) and Employee Stock Ownership Plan, as amended and restated (the “Plan”). The Registrant’s Registration Statement on Form S-8 previously filed with the Commission relating to the Plan (Registration Statement No. 333-52765) (the “Existing Registration Statement”) covered 600,000 shares, which as a result of stock splits of the Company since the filing of the previous registration statement, now represents 4,800,000 shares. After the effectiveness of this Registration Statement on Form S-8, 6,300,000 shares will be registered under the Plan. In accordance with Section E of the General Instructions to Form S-8, the contents of the Existing Registration Statement are incorporated by reference herein, except to the extent otherwise provided below.

PART II

INFORMATION REQUIRED BY GENERAL INSTRUCTION E

OF FORM S-8 REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “SEC”) by the Registrant and the Plan, are incorporated in this Registration Statement by reference:

(1)	the Registrant’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2010 filed with the SEC on February 9, 2011;

(2)	Amendment No. 1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on February 10, 2011;

(3)	all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since February 9, 2011;

(4)	the Annual Report on Form 11-K for the Fastenal Company and Subsidiaries 401(k) and Employee Stock Ownership Plan, as filed with the SEC on June 24, 2011; and

(5)	the description of the Registrant’s Common Stock contained in a registration statement filed pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant and the Plan with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Document Description

4.1	Restated Articles of Incorporation of Fastenal Company, as amended effective as of May 20, 2011 (incorporated by reference to Exhibit 3.1 to Fastenal Company’s Form 10-Q for the quarter ended March 31, 2011).

4.2	Restated By-Laws of Fastenal Company (incorporated by reference to Exhibit 3.2 to Fastenal Company’s Form 8-K dated as of October 15, 2010).

5	The shares of common stock of the Registrant offered and sold pursuant to the Plan are purchased by the Plan administrator in open market transactions. Because no original issuance securities will be offered or sold pursuant to the Plan, no opinion of counsel regarding the legality of the securities being registered hereunder is required.

Pursuant to Item 8(b) of Form S-8, the Registrant has submitted the Plan to the Internal Revenue Service (“IRS”) for a determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986 and will submit any amendments thereto to the IRS in a timely manner and has made and will make all changes required by the IRS in order to qualify the Plan.

23	Consent of KPMG LLP independent registered public accounting firm.

24	Powers of Attorney (included with the signature pages to this Registration Statement).

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winona and the State of Minnesota, on the 19th day of August, 2011.

FASTENAL COMPANY

By	/S/ WILLARD D. OBERTON
Willard D. Oberton, Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby appoints Willard D. Oberton and Daniel L. Florness, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, including a majority of the Board of Directors, in the capacities and on the dates indicated.

NAME	TITLE	DATE

/S/ ROBERT A. KIERLIN	Chairman of the Board and Director	August 18, 2011
Robert A. Kierlin

/S/ STEPHEN M. SLAGGIE	Director	August 18, 2011
Stephen M. Slaggie

/S/ MICHAEL M. GOSTOMSKI	Director	August 18, 2011
Michael M. Gostomski

/S/ MICHAEL J. DOLAN	Director	August 18, 2011
Michael J. Dolan

/S/ REYNE K. WISECUP	Director	August 18, 2011
Reyne K. Wisecup

/S/ HUGH L. MILLER	Director	August 18, 2011
Hugh L. Miller

/S/ MICHAEL J. ANCIUS	Director	August 18, 2011
Michael J. Ancius

/S/ SCOTT A. SATTERLEE	Director	August 18, 2011
Scott A. Satterlee

/S/ WILLARD D. OBERTON	Chief Executive Officer (Principal Executive Officer) and Director	August 18, 2011
Willard D. Oberton

/S/ DANIEL L. FLORNESS	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 18, 2011
Daniel L. Florness

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winona and the State of Minnesota, on the 19th day of August, 2011.

FASTENAL COMPANY AND SUBSIDIARIES 401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN

By:	Fastenal Company, Plan Administrator

By	/S/ DANIEL L. FLORNESS
Daniel L. Florness
Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit

4.1	Restated Articles of Incorporation of Fastenal Company, as amended effective as of May 20, 2011 (incorporated by reference to Exhibit 3.1 to Fastenal Company’s Form 10-Q for the quarter ended March 31, 2011).

4.2	Restated By-Laws of Fastenal Company (incorporated by reference to Exhibit 3.2 to Fastenal Company’s Form 8-K dated as of October 15, 2010).

23	Consent of independent registered public accounting firm (electronically filed).

24	Powers of Attorney (included with signature pages to the Registration Statement).